EXHIBIT 1.1


                        OCCIDENTAL PETROLEUM CORPORATION

                       Medium-Term Senior Notes, Series D

                    Medium-Term Subordinated Notes, Series A

                   Due Nine Months or More From Date of Issue

                             DISTRIBUTION AGREEMENT

                                                                  April 21, 2005


Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, NY 10017

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

     Occidental Petroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Senior Notes, Series D (the "Senior Notes") and its Medium-Term Subordinated Notes, Series A (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to an indenture (the "Senior Indenture," which term, for the purpose of this Agreement, shall include the Officers' Certificate delivered from time to time pursuant to Sections 201 and 301 of the Senior Indenture, dated as of April 1, 1998, between the Company and The Bank of New York, as trustee (the "Trustee"), as amended by supplemental indenture from time to time, including, without limitation, the Second Supplemental Indenture to Senior Indenture and Subordinated Indenture, dated as of April 21, 2005, between the Company and the Trustee (the "Second Supplemental

Indenture"). The Subordinated Notes are to be issued pursuant to an indenture (the "Subordinated Indenture," which term, for the purpose of this Agreement, shall include the Officers' Certificate delivered from time to time pursuant to Sections 201 and 301 of the Subordinated Indenture, including, without limitation, the Officers' Certificate dated June 30, 1999), dated as of January 20, 1999, between the Company and the Trustee, as amended by supplemental indenture from time to time, including, without limitation, the First Supplemental Indenture to Senior Indenture and Subordinated Indenture, dated as of March 6, 2002, between the Company and the Trustee, and the Second Supplemental Indenture. The Senior Indenture and the Subordinated Indenture are herein referred to collectively as the "Indentures." As of the date hereof, the Company has authorized the issuance of up to U.S. $1,500,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or currency units as the Company shall designate at the time of issuance) of Notes to be distributed through or sold to the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that, at the option of the Company, such Notes may be distributed through or sold to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and one or more Agents) to such Agent or Agents as principal for resale to purchasers. In addition, notwithstanding anything herein to the contrary, the Company may, without the consent of the Agents, solicit or accept offers to purchase Notes from any person for their account ("direct placements"). It is understood that the Agents are not acting as agents of the Company in direct placements.

     Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and to any person, and to designate and select additional agents to become parties to this Agreement, which agency may be on an on-going basis or, upon notice to the Agents, a one-time basis, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting offers to purchase the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent, as agent, and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-123324), for the registration of, among other securities, senior debt securities and subordinated debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, as amended, has been declared effective by the Commission and each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as amended, and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and which the Company and the Agents agree are to be covered by this Agreement) and the prospectus constituting a part thereof, together with any prospectus supplement relating to the Notes, including, in each case, all Incorporated Documents (as hereinafter defined), as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus or prospectus supplement shall be provided to the Agents by the Company for use in connection with the offering of the Notes that is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Agents for such use. If the Company files a related registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall include the Rule 462(b) Registration Statement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein (other than information in such documents, financial statements and schedules that is deemed not to be filed) pursuant to
Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the 1934 Act and so incorporated, or deemed to be incorporated, by reference (other than information in such documents, financial statements and schedules that is deemed not to be filed) (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Notes shall not be deemed to have supplemented the Prospectus. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     Notwithstanding anything herein to the contrary, the Company and each of the Agents agree that the Agents shall have no obligations under this Agreement with respect to the Subordinated Notes unless and until the Company shall have delivered to each of the Agents written evidence of the ratings of the Subordinated Notes from each of Moody's Investors Service, Inc., and Standard & Poor's Corporation, or their respective successors, or other evidence of such ratings which is reasonably satisfactory to the Agents.

SECTION 1. Representations and Warranties; Additional Certifications.

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes by the Company to the purchasers (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a

"Settlement Date"), and as of the dates referred to in Section 6(a) hereof (each of the dates referenced above being referred to hereafter as a "Representation Date"), as follows:

          (i) The Incorporated Documents, when they were filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Notes, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Notes will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          (ii) Each preliminary prospectus, if any, relating to the Notes filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, when so filed, and the Registration Statement, at the time it became effective, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; at the applicable Representation Date, the Registration Statement and the Prospectus, and any supplement or amendment thereto relating to the Notes, comply and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and (a) the Registration Statement and any such supplement or amendment thereto relating to the Notes, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, and any such supplement or amendment thereto relating to the Notes, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Agents expressly for use therein or to those parts of the Registration Statement that constitute the Trustee's Statements of Eligibility on Form T-1 under the 1939 Act (the "Forms T-1"). There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. In the event that the Registration Statement (including any prospectus filed as part of the Registration Statement), any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing was or is filed electronically pursuant to EDGAR, then the Registration Statement (including any prospectus filed as part thereof), such preliminary prospectus, the Prospectus and any such amendment or supplement delivered to the Agents for use in connection with the offering of the Notes was or will be, as the case may be, identical (as to content) to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iii) This Agreement, the Indentures, the Notes and any applicable Terms Agreement have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the Prospectus.

          (iv) The Indentures have been duly qualified under the 1939 Act and (assuming the due execution and delivery thereof by the Trustee) are, and the Notes (when executed by the Company and authenticated in accordance with the appropriate Indenture and delivered to and paid for by the purchasers thereof) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (x) as such enforceability may be subject to or limited by
     (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) the applicability or effect of any fraudulent transfer, preference or similar law, (C) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (D) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (E) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency units or (F) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct and (y) that the waiver contained in
     Section 515 of each of the Indentures may be deemed unenforceable. The Notes (when executed by the Company and authenticated in accordance with the terms of the appropriate Indenture and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the appropriate Indenture (subject to the exceptions set forth in the preceding sentence).

          (v) The Company and each of Occidental Chemical Holding Corporation, a California corporation, and Occidental Oil and Gas Holding Corporation, a California corporation formerly known as Occidental Oil and Gas Corporation, until such time as the fact that any such entity is no longer majority owned by the Company shall have been disclosed in the Registration Statement and the Prospectus (each a "Principal Domestic Subsidiary" and collectively the "Principal Domestic Subsidiaries") is a validly existing corporation in good standing under the laws of its state of incorporation. The Company and each Principal Domestic Subsidiary has full corporate power and authority to own its respective properties and carry on its respective business as presently conducted, as described in the Prospectus, and is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such registration or qualification is necessary, except as to jurisdictions where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding capital stock or other securities evidencing equity ownership of each Principal Domestic Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable, and, except as otherwise disclosed in the Registration Statement and the Prospectus, is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, claim, lien or encumbrance. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any such Principal Domestic Subsidiary, except for rights, warrants or options held by the Company.

          (vi) Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, unless the Company has notified the Agents as provided in Section 3(d) hereof, there has not been any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole.

          (vii) The Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended. The execution and delivery of this Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement, the Indentures and any applicable Terms Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) subject to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any agreement or instrument (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) to which the Company or any Principal Domestic Subsidiary is a party or by which it is bound or any of them is bound or to which any of the property or assets of the Company or any Principal Domestic Subsidiary is subject or (C) any order of any court or governmental agency or authority presently in effect and applicable to the Company or any Principal Domestic Subsidiary. Except for orders, permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, including jurisdictions outside the United States, or required of any securities exchange on which any of the Notes might be listed, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes. As of the date of each acceptance by the Company of an offer for the purchase of Notes and as of the date of each delivery of Notes by the Company, the Company by such acceptance or delivery, as the case may be, shall be deemed to represent and warrant to the Agents that, both immediately before and immediately after giving effect to such acceptance or delivery, the Company shall be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above.

          (viii) To the best of the Company's knowledge, the accountants who have audited and reported upon the consolidated financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act. The consolidated financial statements included in the Registration Statement and Prospectus, or incorporated therein by reference, fairly present the consolidated financial position and results of operations of the entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.

     (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to an Agent or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 2. Solicitations as Agents; Purchases as Principals.

     (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and subject to the conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes as agents. In connection with the solicitation of offers to purchase Notes, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and the Incorporated Documents.

     The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, which such Agent is hereby authorized to deduct from the sales proceeds of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, equal to the applicable percentage of the principal amount of each such Note, as set forth in Exhibit A hereto, or as otherwise agreed upon between such Agent and the Company. Without the consent of the Company, no Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes as agents.

     As an agent, each Agent is authorized, except during periods of suspension as provided in this Agreement, to solicit offers to purchase the Notes. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent, as agent. Each Agent shall have the right in its discretion reasonably exercised to reject any offer to purchase the Notes received by such Agent that it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part, and any such rejection shall not be deemed to be a breach of any agreement of the Company contained herein. The purchase price, interest rate, or formula, maturity date and other terms of the Notes agreed upon by the Company shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes (a "Pricing Supplement"). All Notes will be issued at 100% of their principal amount, unless otherwise agreed to by the Company. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company.

     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and any reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement if confirmed within 24 hours thereafter by an exchange of any standard form of written telecommunication (including facsimile transmission) between the Agent and the Company) is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which confirmation may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless expressly prohibited by the Company pursuant to the Terms Agreement relating to a sale of Notes to the Agent, each Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased pursuant to such Terms Agreement. In connection with any brokers or dealers whose services are engaged by any Agent with respect to the offer or sale of the Notes, such Agent agrees that it will use its best efforts to cause such brokers or dealers to comply with the terms and provisions of this Agreement, the applicable provisions of the 1933 Act and the 1934 Act and the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of the National Association of Securities Dealers, Inc. and the applicable rules of any securities exchange having jurisdiction over the offering of the Notes.

     (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Procedures initially agreed upon shall be those set forth in Exhibit C hereto. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures.

     (d) Foreign Offerings. Each Agent represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Notes from,
(ii) it has not sold, and will not sell, any of the Notes to, and (iii) it has not distributed, and will not distribute, the Prospectus to, any person or entity in any jurisdiction outside of the United States (collectively "Foreign Offers and Sales") except, in each case, in compliance in all material respects with all applicable laws and, in connection with the initial offering of, or subscription for, any of the Notes, only with the prior written consent of the Company and in full compliance with any requirements and procedures established by the Company with respect to any such Foreign Offers and Sales. For the purposes of this paragraph, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto
Rico) and other areas subject to its jurisdiction.

     In particular and without limiting the generality of the foregoing:

          (i) Each Agent, severally and not jointly, agrees to distribute, in connection with any Foreign Offers and Sales, only those Prospectuses used in connection therewith that have been appropriately "stickered" for use in the jurisdiction in which such Foreign Offers and Sales are to be made.

          (ii) With respect to the United Kingdom, each Agent, severally and not jointly, represents and agrees that (A) in relation to Notes which have a maturity of one year or more, it has not offered or sold and, prior to the expiry of a period of six months from the date of issue of such Notes, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company and (C) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, form or otherwise involving the United Kingdom.

          (iii) With respect to the Provinces of Canada (the "Provinces"), each Agent, severally and not jointly, represents and agrees that, in connection with the initial offering of any of the Notes, (A) it will not, directly or indirectly, offer or sell any of the Notes in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the date (the "Canadian Ending Date") set by the Company for the end of the offer of such Notes, and, without the prior written consent of the Company, it will not distribute or permit to be distributed any Prospectus in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the Canadian Ending Date, (B) with respect to anything done by such Agent in relation to the Notes in, from, or otherwise involving, any of the Provinces, it has complied, and will comply, in all material respects, with all applicable provisions of the securities legislation of Canada and the Provinces (the "Canadian Securities Legislation") (including, without limitation, the conveyance, or the provision of assistance to the Company in conveying, any right of rescission, damages or other right as required by applicable Canadian Securities Legislation) so that any offer or sale of any of the Notes in the Provinces, or any of them, will qualify for exemptions from prospectus, registration and equivalent requirements, or exemptions from other applicable requirements, as prescribed by the Canadian Securities Legislation in force at the time when such offer or sale is made, provided that such offer or sale is made pursuant to the Prospectus, as supplemented to the extent required by the Canadian Securities Legislation (the Prospectus, as so supplemented, hereinafter referred to as the "Canadian Offering Memorandum"), (C) with respect to Notes offered or sold, or to be offered or sold, by such Agent, or Notes purchased, or to be purchased, by such Agent, it has provided, and will provide, investors, where required pursuant to the provisions of applicable Canadian Securities Legislation, with (1) the Canadian Offering Memorandum, and (2) a list of the documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus dated April 7, 2005, and will obtain from each of such investors an acknowledgment in form reasonably satisfactory to the Company, and (D) with respect to any such sale of the Notes made by such Agent, such Agent will effect all necessary filings in connection with such sale, including, without limitation, any required filings of (x) reports of trades and (y) the Canadian Offering Memorandum, in each case with provincial securities commissions, as required pursuant to the provisions of applicable Canadian Securities Legislation.

SECTION 3. Covenants of the Company.

     The Company covenants with each Agent as follows:

     (a)  Notice of Certain Events. The Company will notify the Agents promptly
(i) of the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Notes), (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus (other than a Pricing Supplement or a supplement relating solely to an offering of securities other than the Notes) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or the Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement or the initiation of any proceedings for that purpose and
(vi) of the receipt of notice from one or more of Standard & Poor's Corporation, Moody's Investors Service, Inc. and Fitch IBCA, Inc. (or any of their respective successors) that the Notes have been or are going to be placed on what is commonly termed a "watch list" for possible downgrading. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Notice of Certain Proposed Filings. The Company will give the Agents advance notice of its intention to file any additional registration statement with respect to the registration of additional Notes to be covered by this Agreement, any amendment to the Registration Statement (including any Rule 462(b) Registration Statement) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement, and will not file any such amendment or supplement of which the Agents shall not previously have been advised or to which the Agents shall reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

     (c) Copies of the Registration Statement, the Rule 462(b) Registration Statement and the Prospectus. The Company will deliver to each of the Agents one signed and as many conformed copies of the Registration Statement (as originally filed), the Rule 462(b) Registration Statement, if any, and of each amendment thereto (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d) Revisions of Prospectus--Material Changes. So long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company and of counsel for the Agents, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principal. In addition, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement during the period ending 90 days after the date of execution of such Terms Agreement, the Company will promptly prepare and file an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to the Agents.

     (e) Earnings Statements. The Company will make generally available to its security holders, in each case as soon as practicable but in any event not later than 15 months after the acceptance by the Company of an offer to purchase Notes hereunder, a consolidated earnings statement (which need not be audited) covering the twelve-month period beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent annual report on Form 10-K filed with the Commission prior to the date of such acceptance, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act (and, at the option of the Company, Rule 158 of the 1933 Act Regulations). Nothing in this Section 3(e) shall require the

Company to make such earnings statement available more frequently than once in any period of twelve months.

     (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Agents may reasonably designate (provided no registration shall be required in any jurisdiction outside the United States), and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company will promptly notify the Agents of any suspension of any such qualifications; and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b), (c) or (d) of this Section 3 or the provisions of subsection (a), (b) or (c) of Section 6 during any period from the time the Agents shall have been notified to suspend the solicitation of offers to purchase the Notes in their capacity as agent or resales of Notes purchased pursuant to a Terms Agreement to the time the Company shall determine that solicitation of offers to purchase the Notes through any Agent or Agents or resales as principal of Notes purchased pursuant to a Terms Agreement by any Agent or Agents should be resumed. Notwithstanding the foregoing, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement, the Company shall comply with the provisions of subsections (b), (c) and (d) of this Section 3 and the provisions of subsections (a), (b) and (c) of Section 6 during the 90-day period from and including the date of execution of such Terms Agreement; provided, however, that the Company shall have the right, in its reasonable business judgment, to suspend such compliance during such 90-day period (provided that such suspension may not be effected during the period from and including the date of execution of such Terms Agreement to and including the Settlement Date with respect to such Terms Agreement), in which event, such 90-day period shall be extended by the number of days included in any such period of suspension. However, prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to purchasing Notes from the Company as principal, the Company shall be required to comply with the provisions of subsections (a), (b) and (c) of Section 6 by delivering or causing to be delivered the certificates, opinions and letters that would have otherwise been required under in connection with the filing of an Incorporated Document (including any amendments to such documents).

SECTION 4. Payment of Expenses.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (i) The preparation and filing of the Registration Statement, the Rule 462(b) Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

          (ii)   The preparation, filing and printing of this Agreement;

          (iii)  The preparation, printing, issuance and delivery of the Notes;

          (iv) The fees and disbursements of the Trustee and its counsel, of any calculation agent or exchange rate agent and of The Depository Trust Company;

          (v) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program contemplated by this Agreement; provided, however, that in any sale of Notes to one or more Agents acting as principal, the Company's obligations, if any, to pay the reasonable fees and disbursements of such counsel shall be as agreed upon by the Company and the Agent(s) participating in such transaction and reflected in the applicable Terms Agreement;

          (vi) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey;

          (vii) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, the Rule 462(b) Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto relating to the Notes, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations of offers to purchase, or confirmations of sales of, the Notes;

          (viii) The preparation, printing and delivery to the Agents of copies of the Indentures;

          (ix) Any fees charged by rating agencies for the rating of the Notes;

          (x) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. relating to the Agents' obligations hereunder or under a Terms Agreement; and

          (xi) Any advertising and other out-of-pocket expenses of the Agents incurred with the prior written approval of the Company.

SECTION 5. Conditions of Obligations.

     The obligations of any Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy, as of the applicable Representation Date, of the representations and warranties on the part of the Company herein and the accuracy, as of the date made, of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a) Opinion of Counsel for the Company. On the date hereof, the Agents shall have received an opinion from Robert E. Sawyer, Esq., Associate General Counsel for the Company, dated as of the date hereof and in form and substance satisfactory to counsel for the Agents, to the effect that:

          (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each Principal Domestic Subsidiary is validly existing in good standing under the laws of its state of incorporation.

          (ii) The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indentures, to borrow money as contemplated in this Agreement and the Indentures, and to issue, sell and deliver the Notes.

          (iii) This Agreement has been duly authorized, executed and delivered by the Company.

          (iv) Each of the Indentures has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of that Indenture by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the applicability or effect of any fraudulent transfer, preference or similar law, (C) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (D) requirements that a claim with respect to any security authenticated and delivered under that Indenture denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (E) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency units or
     (F) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (y) that the waiver contained in Section 515 of each of the Indentures may be deemed unenforceable.

          (v) No consent or approval of any United States governmental authority or other United States person or United States entity is required in connection with the issuance or sale of the Notes other than registration thereof under the 1933 Act, qualification of the appropriate Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold and the rules and regulations of the National Association of Securities Dealers, Inc. The opinion expressed in this paragraph (v) is limited to those consents and approvals which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement.

          (vi) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the appropriate Indenture (assuming the due authorization, execution and delivery of that Indenture by the Trustee) and issued to and paid for by the purchasers thereof, will be entitled to the benefits of that Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the applicability or effect of any fraudulent transfer, preference or similar law, (C) the effect of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), (D) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (E) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in foreign currency or currency unit, and
     (F) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (y) that the waiver contained in Section 515 of each of the Indentures may be deemed unenforceable.

          (vii) The Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and each of the Indentures has been qualified under the 1939 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

          (viii) The execution and delivery of this Agreement and each of the Indentures by the Company, the issuance and sale of the Notes and the performance of this Agreement and the Indentures by the Company will not
     (A) conflict with the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) violate or conflict with, or result in any contravention of, any statute, law or regulation to which the Company or any Principal Domestic Subsidiary or any of their respective properties may be subject or (C) violate or conflict with any judgment, decree or order, known to such counsel, after reasonable inquiry, of any court or governmental agency or authority entered in any proceeding to which the Company or any Principal Domestic Subsidiary was or is now a party or by which it is bound, except that such counsel may state that the opinion set forth in clause (B) of this paragraph (viii) is limited to those statutes, laws or regulations in effect as of the date of such opinion which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and that such counsel expresses no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Notes are to be offered.

          (ix) The Registration Statement and the Rule 462(b) Registration Statement, as of their respective effective dates, and the Prospectus, as of its date, including each

     Incorporated Document when such Incorporated Document was filed or became effective, or if any such Incorporated Document was amended, when such amendment was filed or became effective, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act or the 1934 Act, as the case may be, except that in each case such counsel may state that other than as set forth in clause (x) of this Section 5(a), such counsel assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel need not express an opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom, or the exhibits thereto, including the Form T-1.

          (x) The statements in the Prospectus under the captions "Description of the Notes," "Description of Senior Debt Securities," "Description of Subordinated Debt Securities" and "Description of Securities," insofar as they purport to summarize certain provisions of documents specifically referred to therein, fairly summarize such provisions in all material respects.

          (xi) Except as set forth in the Prospectus (including the Incorporated Documents), there is not pending or, to the knowledge of such counsel, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

          (xii) To the best of such counsel's knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

          (xiii) To the best of such counsel's knowledge, after reasonable inquiry, the Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended.

          (xiv) To the best of such counsel's knowledge, after reasonable inquiry, the execution and delivery of this Agreement, the Indentures and any applicable Terms Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement, the Indentures and any applicable Terms Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under, subject (except in respect of any Notes issued and sold on the date of such opinion pursuant to an applicable Terms Agreement) to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement or instrument to which the Company is a party or by which it is bound and that is, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole. To the best of such counsel's knowledge, after reasonable inquiry, the issuance and sale as of the date of this Agreement of all of the authorized aggregate principal amount of the Notes, both immediately before and after giving effect to such issuance and sale, would not conflict with or constitute breach of or a default (with the passage of time or otherwise) under any applicable covenants pertaining to the Company's incurrence of unsecured indebtedness contained in the agreements or instruments referred to above.

     In rendering the foregoing opinions such counsel may state that with respect to certain matters he has relied upon advice of other counsel employed by the Company who are more familiar with such matters.

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Agents and counsel for the Agents, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in paragraph (x) above) and has not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead him to believe that either the Registration Statement (including the Incorporated Documents) at the time such Registration Statement became effective (or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference therein) as the case may be), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents) as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement as contemplated by the first paragraph of Section 6(b) or having filed an Incorporated Document described in the second paragraph of Section 6(b), as of the Settlement Date with respect to such Terms Agreement or as of the filing date of such Incorporated Document, as the case may be) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement or Prospectus or with respect to the Forms T-1.

     (b) Opinion of Counsel for the Agents. On the date hereof, the Agents shall have received an opinion from Sidley Austin Brown & Wood LLP, counsel to the Agents, dated as of the date hereof and in form and substance satisfactory to the Agents.

     (c) Officer's Certificate. Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the date hereof and at each Settlement Date with respect to any Terms Agreement, there shall not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole. On the date hereof (and, if this certificate is being delivered pursuant to a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement), the Agents shall have received a certificate signed by an officer of the Company, substantially in the form of Appendix I hereto and dated the date hereof, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties of the Company contained in Section I (a) hereof (other than Section I (a)(vi)) are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions required by this Agreement or either of the Indentures on its part to be performed or satisfied at or prior to the date of such certificate and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

     (d) Comfort Letter. On the date hereof, the Agents shall have received a letter from the Company's independent registered public accounting firm, dated as of the date hereof and in form and substance satisfactory to the Agents, containing statements and information of a type ordinarily included in accountants' "comfort letters" to agents with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; and, if financial statements for any assets, business or entity acquired by the Company are included or incorporated by reference in the Registration Statement or the Prospectus, the Agents shall have received a similar "comfort letter" from an independent registered public accounting firm, dated as of the date hereof and in form and substance satisfactory to the Agents, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement and the Prospectus. Without limitation to the foregoing, the letter delivered by the Company's independent registered public accounting firm shall state that nothing has come to their attention that caused them to believe that at a specified date not more than five days prior to the date of such letter, there was any change in the outstanding capital stock of the Company or any increase in consolidated long-term debt of the Company or any decrease in the stockholders' equity of the Company, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales and operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

     (e) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

     (f) Effectiveness of Registration Statement. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be instituted or, to the knowledge of the Company or the Agents, threatened or contemplated by the Commission; no stop order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(f) shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Agents, threatened or shall be contemplated; any request of the Commission for additional information (to be included in the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Agents (as to itself only) and any Terms Agreement may be terminated by the Agent party to such Terms Agreement by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(e) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 6. Subsequent Documentation Requirements of the Company.

     The Company covenants and agrees that so long as Notes are authorized for sale pursuant to this Agreement and unless the sale of Notes has been suspended as provided in this Agreement:

     (a) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated, or deemed to be incorporated, by reference into the Prospectus (other than a Current Report on Form 8-K, unless delivery of a certificate is reasonably requested by the Agents with respect to such filing) or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall furnish or cause to be furnished to the Agents or to the Agent party to the Terms Agreement, as the case may be, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, a certificate in form satisfactory to counsel for the Agents to the effect that the statements contained in the certificate referred to in Section 5(c) hereof that was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of a purchase by such Agent(s) as principal, any such certificate shall also include a certification that there has not been any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole, since the date of such Terms Agreement.

     (b) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes, (ii) an amendment or supplement providing solely for the inclusion of additional financial information or (iii) an amendment or supplement that relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated, or deemed to be incorporated, by reference into the Prospectus (other than the filing of a Current Report on Form 8-K, unless delivery of an opinion is reasonably requested by the Agents with respect to such filing), the Company sells Notes in a form not previously certified by the Company to the Agents, or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall furnish or cause to be furnished, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to the Agents or to the Agent party to the Terms Agreement, as the case may be, a letter substantially in the form of Appendix II hereto (modified, as necessary, in the case of a Terms Agreement) from the counsel last furnishing the opinion referred to in Section 5(a) hereof or, in lieu of such letter, a letter from other counsel satisfactory to counsel for the Agents, dated the date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinion referred to in Section 5(a) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion.

     (c) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than an amendment or supplement relating solely to the issuance of securities other than the Notes) or there is filed with the Commission any document incorporated, or deemed to be incorporated, by reference into the Prospectus which contains additional financial statement information relating to the Company or the Company sells Notes pursuant to a Terms Agreement, the terms of which so require, the Company shall cause the Company's independent registered public accounting firm, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to furnish the Agents or to the Agent party to the Terms Agreement, as the case may be, a letter, dated the date of filing of such amendment, supplement or document with the Commission, or such Settlement Date, as the case may be, in form satisfactory to counsel for the Agents (or such Agent), of the same general tenor as the letter furnished pursuant to Section 5(d) hereof (other than the information required by the last sentence thereof, except in the case of a Terms Agreement, the terms of which so require) but modified, as necessary, to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Company's independent registered public accounting firm may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 7. Indemnification.

     (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Agent thereafter failed to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes that are the subject thereof from such Agent; or (C) as to which such Agent may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7; or (D) if such loss, liability, claim, damage or expense is covered by any other written agreement between the Company and such Agent pertaining to the sale of the Notes pursuant to which such Agent may be required to indemnify the Company for such loss, liability, claim, damage or expense.

     (b) Indemnification of the Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Agent expressly for use in the Registration Statement or the Prospectus.

     (c) General. (i) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Agent or any person controlling such Agent, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Company pursuant to this Section 7, such Agent or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Agent and payment of all expenses. Failure to give such notice shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity contained in this Section 7. Any such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Agent or such controlling person, unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ reasonably satisfactory counsel or
(C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Agent or such controlling person and the Company, and such Agent or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from, or additional to, those available to the Company (in which case, if such Agent or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and all such controlling persons, which firm shall be designated in writing by a majority of all such Agents, on behalf of all of such Agents and such controlling persons).

     (ii) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company's directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Agent pursuant to this Section 7, such Agent shall have the rights and duties given to the Company by subsection (c)(i) of this Section 7, and the Company, the Company's directors and officers and any such controlling person shall have the rights and duties given to the Agents by subsection (c)(i) of this Section 7.

SECTION 8. Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable with respect to the indemnified parties, although applicable in accordance with its terms, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Agents participating in the offering of Notes that gave rise to such losses, liabilities, claims, damages and expenses (a "Relevant Agent"), on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each of the Relevant Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses. The relative benefits received by the Company, on the one hand, and each Relevant Agent, on the other hand, shall be deemed to be in the same proportions as the total net proceeds from the sale of such Notes (before deducting expenses) received by the Company, on the one hand, and the total commissions or other compensation or remuneration received by each Relevant Agent, on the other hand, bear to the total purchase price of such Notes as set forth in the applicable Pricing Supplement. The relative fault of the Company, on the one hand, and each Relevant Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If more than one Agent is a Relevant Agent in a proceeding, each Relevant Agent's obligation to contribute pursuant to this Section 8 shall be several and not joint, and shall be in the proportion that the principal amount of Notes that are the subject of such proceeding that were offered and sold through such Relevant Agent bears to the aggregate principal amount of Notes that are the subject of such proceeding. Notwithstanding the provisions of this Section 8, no Relevant Agent shall be required to contribute any amount in excess of the amount by which the total purchase price at which the Notes were offered by such Relevant Agent to the public exceeds the amount of any damages that such Relevant Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933

Act shall have the same rights to contribution as the Company. Any party entitled to contribution hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 8.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 10. Termination.

     (a) Termination of this Agreement. This Agreement may be terminated by the Company (i) for any reason at any time with respect to any Agent or Agents upon the giving of 10 days' written notice of such termination to each other party hereto or (ii) at any time upon notice to each other party hereto if no Notes then remain authorized for sale pursuant hereto. This Agreement may be terminated by any Agent (as to itself only) either (x) upon the giving of 10 days' written notice of such termination to each other party hereto or (y) at any time upon notice to the Company if the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in
Section 5 or 6 hereof or if no Notes then remain authorized for sale pursuant hereto.

     (b) Termination of a Terms Agreement. An Agent party to a Terms Agreement may terminate such Terms Agreement (as to itself only) immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if between the date of such Terms Agreement and the related Settlement Date (i) there shall have been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of such Agent, impracticable to market or to enforce contracts for sale of the Notes or other debt securities, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange in the United States, or if trading generally on the New York Stock Exchange shall have been suspended or settlement shall have been materially disrupted, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, (iv) in the case of a Terms Agreement relating to Senior Notes, any of the nationally recognized securities rating agencies referred to in

Section 3(a)(vi) hereof shall have publicly announced that it has (A) placed the Senior Notes or the Company's unsecured senior long-term debt generally on what is commonly termed a "watch list" for possible downgrading or (B) downgraded the Senior Notes or the Company's unsecured senior long-term debt generally, (v) in the case of a Terms Agreement relating to Subordinated Notes, any of the nationally recognized securities rating agencies referred to in Section 3(a)(vi) hereof shall have publicly announced that it has (A) placed the Subordinated Notes or the Company's unsecured subordinated long-term debt generally on what is commonly termed a "watch list" for possible downgrading or (B) downgraded the Subordinated Notes or the Company's unsecured subordinated long-term debt generally, or (vi) the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in Section 6 hereof.

     (c) General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) a terminating Agent shall be entitled to any commissions earned in accordance with the third paragraph of
Section 2(a) hereof, (ii) if at the time of termination (A) a terminating Agent and the Company shall have entered into a Terms Agreement and the Settlement Date with respect thereto shall not yet have occurred or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 (subject to the provisions of Section 3(g)) and 6 hereof shall remain in effect until such Settlement Date or until such Notes are so delivered, as the case may be, (iii) if at the time of termination an Agent holds Notes purchased under a Terms Agreement entered into within 90 days of such termination, the covenants set forth in Section 3(d) (subject to the provisions of Section 3(g)) shall remain in effect for a period of 90 days following the date such Terms Agreement is entered into (subject to extension pursuant to Section 3(g)) and (iv) the covenants set forth in Section 3(e) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 11. Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed, as the case may be, to Banc of America Securities LLC, at 40 West 57th Street, New York, New York 10019 Attention: High Grade Capital Markets, Transaction Management/Legal, phone: (646) 313-8800, facsimile: (704) 264-2522; to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: Medium-Term Note Department, telephone: (212) 816-5831, facsimile: (212) 816-0949; to Credit Suisse First Boston LLC, at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Short and Medium Term Finance, telephone: (212) 325-7198, facsimile: (212) 743-5825; to J.P. Morgan Securities Inc., 270 Park Avenue, 9th Floor, New York, New York 10017, Attention: Transaction Execution Group, telephone: (212) 834-5710, facsimile: (212) 834-6702; and to Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, New York 10036, Attention: Manager
- Continuously Offered Products, telephone: (212) 761-1685, facsimile: (212) 761-0780. Notices to the Company shall be directed to it at 10889 Wilshire Boulevard, Los Angeles, California 90024, attention of Vice President and Treasurer.

SECTION 12. Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents (and, in the case of a Terms Agreement, the Agent or Agents party thereto) and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law.

     This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, including, without limitation, Section 5-1401 of the New York General Obligations Law.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                        Very truly yours,

                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By:  /s/ J.R. Havert
                                            ------------------------------------
                                            Name:  J.R. Havert
                                            Title: Vice President and Treasurer


CONFIRMED AND ACCEPTED,
as of the date first above written:



Banc of America Securities LLC


By:  /s/ Peter Carbone
    -----------------------------------
    Name:  Peter Carbone
    Title: Vice President



Citigroup Global Markets Inc.


By:  /s/ Paul Bitler
    -----------------------------------
    Name:  Paul Bitler
    Title: Director



Credit Suisse First Boston LLC


By:  /s/ Helena M. Willner
    -----------------------------------
    Name:  Helena M. Willner
    Title: Director

J.P. Morgan Securities Inc.


By:  /s/ Maria Sramek
    -----------------------------------
    Name:  Maria Sramek
    Title: Vice President



Morgan Stanley & Co. Incorporated


By:  /s/ Michael Fusco
    -----------------------------------
    Name:  Michael Fusco
    Title: Executive Director

                                    EXHIBIT A

                                   COMMISSION

TERM (a)                                                                RATE (b)
--------                                                                --------
More than 9 months but less than 1 year..............................      .125%
From 1 year but less than 18 months..................................      .150%
From 18 months but less than 2 years.................................      .200%
From 2 years but less than 3 years...................................      .250%
From 3 years but less than 4 years...................................      .350%
From 4 years but less than 5 years...................................      .450%
From 5 years but less than 6 years...................................      .500%
From 6 years but less than 7 years...................................      .550%
From 7 years but less than 10 years .................................      .600%
From 10 years but less than 15 years.................................      .625%
From 15 years but less than 20 years.................................      .700%
From 20 years but less than 30 years.................................      .750%
Greater than 30 years ...............................................       (c)

     (a) With respect to each Note that is subject to purchase by the Company at the option of the holder thereof (a "Put Note"), the word "Term" as used in this Exhibit A refers to the earliest purchase date specified in the applicable Put Note.

     (b) With respect to each Note that is a Discount Security (as defined in the Indentures), the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent shall be based on the purchase price of such Note.

     (c) With respect to each Note with a term in excess of 30 years from the date of issue, the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent will be agreed to by the Company and such Agent at the time of such sale.

                                    EXHIBIT B

     The following terms, if applicable, shall be agreed to by the Agent and the Company pursuant to each Terms Agreement:

Principal Amount:          $_______________
(or principal amount of
foreign currency)

Interest Rate:

     If Fixed Rate Note:

          Interest Rate:
          Interest Payment Dates:
          Regular Record Dates:

     If Floating Rate Note:

          Base Rate or Rates (or the method of calculating the Base Rate or
            Rates):
          If LIBOR,
               ~LIBOR Reuters Page:
               ~LIBOR Telerate Page:
               Designated LIBOR Currency:
          If CMT Rate,
               Designated CMT Moneyline Telerate Page:
                    If Moneyline Telerate Page 7052:
                         ~Weekly Average:
                         ~Monthly Average:
               Designated CMT Maturity Index:
          Initial Interest Rate, if any:
          Spread and/or Spread Multiplier, if any:
          Interest Payment Dates:
          Index Maturity:
          Interest Determination Dates:
          Maximum Interest Rate, if any:
          Initial Interest Reset Date:
          Minimum Interest Rate, if any:
          Interest Reset Period:
          Interest Payment Period:
          Fixed Rate Commencement Date, if any:
          Fixed Interest Rate, if any:
          Day Count Convention:
          Calculation Agent (if other than the Trustee):

If Redeemable:

     Earliest Redemption Date:
     Redemption Price:

Original Issue Date:
Stated Maturity:
Purchase Price: ______%, plus accrued interest, if any, from _______________ Price to Public: _____%, plus accrued interest, if any, from _______________ Settlement Date and Time:
Currency of Denomination (if currency is other than U. S. dollar):
Currency of Payment (if currency is other than U. S. dollar):
Denominations:
Additional Terms:

Also, agreement as to whether the following will be required:*

     Officer's Certificate pursuant to Section 6(a) of the Distribution
       Agreement.

     Legal Opinion pursuant to Section 6(b) of the Distribution Agreement.

     Comfort Letter pursuant to Section 6(c) of the Distribution Agreement.



---------------
*The following generally will not be required in connection with a sale of less than $50,000,000 aggregate principal amount of Notes.

                                    EXHIBIT C

                        OCCIDENTAL PETROLEUM CORPORATION
                       MEDIUM-TERM SENIOR NOTES, SERIES D
                    MEDIUM TERM SUBORDINATED NOTES, SERIES A
                            ADMINISTRATIVE PROCEDURES

                                 April 21, 2005

     The administrative procedures and specific terms of the offering of Medium-Term Senior Notes, Series D (the "Senior Notes") and Medium-Term Subordinated Notes, Series A (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") on a continuous basis by Occidental Petroleum Corporation (the "Issuer") pursuant to the Distribution Agreement, dated April 21, 2005 (the "Distribution Agreement"), between the Issuer and each of Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each an "Agent" and collectively, the "Agents") are explained below. In the Distribution Agreement, the Agents have agreed to use their best efforts to solicit offers to purchase the Notes. Each Agent, as principal, may purchase Notes for its own account pursuant to the terms and settlement details of a terms agreement entered into between the Issuer and such Agent, as contemplated by the Distribution Agreement. In the Distribution Agreement, the Issuer reserves the right to sell Notes directly on its own behalf.

     Each Senior Note will be issued under an indenture between the Issuer and The Bank of New York, as trustee, (the "Trustee"), dated as of April 1, 1998 (the "Senior Indenture," which term, for the purposes hereof, shall include the officers' certificate (the "Senior Notes Officers' Certificate") delivered from time to time pursuant to Sections 201 and 301 of the Senior Indenture establishing the terms of the Senior Notes, as amended by the Second Supplemental Indenture dated April 21, 2005 (the "Second Supplemental Indenture"), relating to senior debt securities of the Issuer. Each Subordinated Note will be issued under an Indenture between the Issuer and the Trustee dated as of January 20, 1999 (the "Subordinated Indenture," which term, for the purposes hereof, shall include the officers' certificate (the "Subordinated Notes Officers' Certificate" and, together with the Senior Notes Officers' Certificate, the "Officers' Certificates") delivered from time to time pursuant to Sections 201 and 301 of the Subordinated Indenture establishing the terms of the Subordinated Notes), including, without limitation, the Officers' Certificate dated June 30, 1999, as amended by the First Supplemental Indenture dated March 6, 2002, between the Company and the Trustee, and the Second Supplemental Indenture, relating to the subordinated debt securities of the Issuer. The Senior Indenture and the Subordinated Indenture are herein referred to collectively as the "Indentures." Notes will bear interest at fixed rates ("Fixed Rate Notes"), floating rates ("Floating Rate Notes") or will not bear interest. Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a Person designated by such holder (a "Certificated Note"). Owners of beneficial interests in a Global Security will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only under certain limited circumstances.

     The Trustee will act as Paying Agent for the payment of principal of and interest on the Notes and will perform, as Paying Agent, unless otherwise specified in the Notes, the applicable Indenture or herein, the other duties specified herein. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes will be issued in accordance with the administrative procedures set forth in
Part II hereof. Any administrative responsibilities, document control and record-keeping functions to be performed by the Issuer will be performed by its Treasury Department. To the extent that the procedures set forth herein conflict with any provision of the Notes (which, in the case of Book-Entry Notes shall be the related Global Security), the applicable Indenture, DTC's operating requirements or the Distribution Agreement, the relevant provisions of the Notes, the applicable Indenture, DTC's operating requirements or the Distribution Agreement shall be controlling. Unless otherwise defined herein, terms defined in the Indentures, the Officers' Certificates or the Notes shall be used herein as therein defined.

     Upon the agreement of the Company, the Trustee and the Agent or Agents with respect to a particular issue of Notes, subject to the terms of the applicable Indenture, the terms and procedures with respect to such issue of Notes may be varied from those set forth herein.

             PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Issuer and the Trustee to DTC dated as of June 30, 1999, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated August 17, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                On any date of settlement (as defined under
                         "Settlement" below) for one or more Book-Entry Notes, the Issuer will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $500,000,000 principal amount, or face amount if indexed principal notes, of all such Notes that have the same Original Issue Price, Stated
                         Maturity, Earliest Redemption Date, Redemption Price and other redemption provisions, if any, Purchase Date or Dates and Purchase Price or Prices, if any, Interest
                         Payment Dates, Regular Record Dates, Interest Payment
                         Period, Original Issue Discount, if any, Yield to
                         Maturity, if applicable, and, additionally, in the case of Fixed Rate Notes, interest rate and, in the case of Floating Rate Notes, Initial Interest Rate, if any,
                         Base Rate or Rates, Index Maturity, Interest Reset
                         Period, Interest Reset Dates, Option Reset Dates, if any, Spread or Spread Multiplier, if any, Minimum
                         Interest Rate, if any, and Maximum Interest Rate, if any (collectively the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the

                         Trustee. Each Global Security will bear interest from the later of the Original Issue Date specified therein or from the most recent Interest Payment Date with respect to such Global Security (or Predecessor Security) to which interest has been paid or duly provided for (such later date being herein referred to as a "Global Interest Accrual Date"). Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification Numbers:  The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of two series of CUSIP numbers (including tranche numbers), which individually consist of approximately 700 CUSIP numbers remaining for Senior Notes and 900 CUSIP numbers for the Subordinated Notes and relates to Global Securities representing the Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to the Trustee and DTC such written list of CUSIP numbers. The Issuer will assign CUSIP numbers to Global Securities as described under Settlement Procedure "B" below. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Issuer has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of a series remain unassigned to Global Securities, the Trustee will notify the Issuer and, if the Issuer deems necessary, it will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:            Each Global Security will be registered in the name of
                         Cede & Co., as nominee for DTC, on the Security
                         Register maintained under the applicable Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of a Book-Entry Note will be accomplished by
                         book entries made by DTC and, in turn, by Participants
                         (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:               At the request of the Issuer, the Trustee shall deliver
                         to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global
                         Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Issuer, to be assigned to such replacement Global Security.
                         Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP
                         Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global
                         Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau customary procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged
                         Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities
                         (see "Denominations" below).

Maturities:              Each Book-Entry Note will mature on a date not less
                         than nine months after the settlement date for such Note.

Notice of Redemption     In the case of a full redemption of all Book-Entry
Dates:                   Notes represented by a single Global Security, the
                         Trustee will notify DTC not more than 60 but not less than 30 days prior to the Redemption Date with respect to such Global Security, of the CUSIP number of such Global Security, the Redemption Date and the Redemption
                         Price. In the case of a redemption of less than all Book-Entry Notes represented by a single Global
                         Security, the Trustee will notify DTC not more than 2
                         business days before 60 days, but not less than 2 business days before 30 days, prior to the Redemption
                         Date with respect to such Global Security, of the CUSIP number of such Global Security, the Redemption Date and the Redemption Price.

Notice of Purchase       In the case of any Global Security having a Purchase
Dates:                   Date or Dates specified therein, the Trustee will
                         notify DTC, upon the earlier of 60 days prior to each such Purchase Date or 5 days prior to the first date on which a Purchase Notice with respect to such Purchase
                         Date may be delivered to the Trustee, of the CUSIP number of such Global Security, the first and last date on which a Purchase Notice with respect to such Purchase Date may be delivered to the Trustee, the Purchase Date and the Purchase Price.

Denominations:           Book-Entry Notes will be sold in denominations of
                         $1,000 and any amount in excess thereof that is an integral multiple of $1,000, unless otherwise indicated in the applicable Book-Entry Note. Global Securities will be issued in denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000, up to a maximum denomination of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                General. Interest on each Book-Entry Note will accrue
                         from the Global Interest Accrual Date of the Global
                         Security representing such Note and will be paid on the Interest Payment Dates of the Global Security representing such Book-Entry Note. In the case of a Global Security originally issued between a Regular
                         Record Date and the related Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date immediately following the next Regular Record Date. Each payment of interest on a Global Security will include interest accrued to but excluding the Interest Payment
                         Date or Maturity. See "Calculation of Interest" below.
                         Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure
                         "C" below in order to include the amount of any interest payable and certain other information regarding any Global Security in the appropriate daily or weekly bond reports published by Standard & Poor's
                         Corporation.

                         Regular Record Dates. Unless otherwise specified in the applicable Global Security, the Regular Record Date with respect to Fixed Rate Book-Entry Notes shall be the April 30 or October 31, as the case may be, next preceding the applicable Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for Floating Rate Book-Entry Notes shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

                         Fixed Rate Book-Entry Notes. Unless otherwise specified in the applicable Global Security, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on May 15 and November 15 of each year and at Maturity, subject to the exceptions specified in "Payments of Principal and Interest" below.

                         Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually of each year, as specified in the related Global Security, and at Maturity. Unless otherwise specified in the applicable Global Security and subject to the exceptions specified in "Payments of Principal and Interest" below, interest will be payable, in the case of Floating Rate Book-Entry Notes which reset (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the Global Security representing the applicable Book-Entry Note; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of each of the two months specified in the Global Security representing the applicable Book-Entry Note; and (iv) annually, on the third Wednesday of the month specified in the Global Security representing the applicable Book-Entry Note; and, in each case, at Maturity.

                         Notice of Interest Payment and Regular Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates (to the extent then determinable by the Trustee) that will occur with respect to each Global Security during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Notes, the calculation agent (the "Calculation Agent") will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of           Fixed Rate Book-Entry Notes. Except as otherwise
Interest:                specified in the applicable Global Securities, interest
                         on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                         Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the Global Security representing the applicable Floating Rate Book-Entry Notes. Except as otherwise specified in the applicable Global Securities, interest will be calculated in the case of
                         (a) CD Rate, Eleventh District Cost of Funds Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR and Prime Rate Notes, on the basis of the actual number of days in the interest period and a 360-day year; and (b) CMT Rate and Treasury Rate Notes, on the basis of the actual number of days in the interest period and the actual number of days in the year.

Payments of Principal    Payments of Interest Only. Promptly after each Regular
and Interest:            Record Date, the Trustee will deliver to the Issuer and
                         DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will check the amount payable on each Global Security on such Interest
                         Payment Date as shown in the appropriate daily or weekly bond reports published by Standard & Poor's
                         Corporation. On such Interest Payment Date, the Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                         If any Interest Payment Date for a Fixed Rate Book-Entry Note is scheduled to occur on a day that is not a Business Day with respect to such Fixed Rate Book-Entry Note, the payment due on such Interest Payment Date will be made on the following day that is a

                         Business Day with respect to such Fixed Rate Book-Entry Note, and no interest shall accrue on the amount payable on such Interest Payment Date for the period from and after such Interest Payment Date to such following day that is a Business Day.

                         If any Interest Payment Date for a Floating Rate Book-Entry Note is scheduled to occur on a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Floating Rate Book-Entry Note; provided, however, that in the case of a Floating Rate Book-Entry Note which is a LIBOR Note, if such following day that is a Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day.

                         Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Security either maturing at Stated Maturity or maturing (in whole or in part) on a Redemption Date or Purchase Date in the following month (to the extent then determinable by the Trustee). The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Issuer will pay to The Bank of New York, as the Paying Agent, the principal amount of such Global Security, together with interest due at such Maturity. The Paying Agent will pay such amounts to DTC at the times and in the manner set forth under "Manner of Payment" below. If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture, deliver to the Issuer an appropriate debit advice and return to the Issuer all such cancelled Global Securities; provided, however, that in the event only a portion of a Global Security shall have been redeemed or purchased by the Issuer, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent the portion of the original Global Security which was so redeemed or purchased and shall be cancelled immediately after issuance and the other of which shall represent the remaining portion of the original Global Security which was not so redeemed or purchased and shall bear the CUSIP number of the original Global Security.

                         On the first Business Day of each month, the Trustee will deliver to the Issuer by facsimile transmission a written statement, indicating the total principal amount of Outstanding Global Securities for which it serves as trustee as of the immediately preceding Business Day.

                         Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 a.m. (New York City time) or in any event not later than 12:00 noon (New York City time) on such date. The Issuer will make such payment on such Global Securities by wire transfer to the Trustee. Prior to 10:00 a.m. (New York City time) on each Maturity date or as soon as possible thereafter following the receipt of funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest and principal due on a Global Security on such date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Issuer (either as Issuer or as Paying Agent) nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                         Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note. Appropriate documentation regarding such withholding will be obtained from the beneficial owner of such Note by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance and           The Issuer has the sole right to accept offers to
Rejection of Offers:     purchase Book-Entry Notes and may reject any such offer
                         in whole or in part. Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Book-Entry Notes received by it in whole or in part. Each Agent will advise the Issuer promptly by telephone or by facsimile transmission of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by it.

Settlement:              The receipt by the Issuer of immediately available
                         funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. Each offer accepted by the Issuer will be settled on the third Business Day following acceptance of such offer pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the Business Day following acceptance of such offer.

Settlement Procedures:   In the event of a purchase of Book-Entry Notes by one
                         or more of the Agents, as principal, appropriate settlement details, if different from those set forth below, will be set forth in an applicable
                         Terms Agreement to be entered into between such Agent or Agents and the Issuer pursuant to the Distribution
                         Agreement. Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through an Agent, as agent, shall be as follows:

                         A. Such Agent will advise the Issuer by facsimile transmission of the following settlement information:

                              1.   Whether the form of the Global Security
                                   representing such Note is the Form of Senior
                                   Global Fixed Rate Registered Security, Form of Senior Global Floating Rate Registered Security, Form of Senior Global Discount Registered Security, Form of Senior Global Zero Coupon Registered Security, Form of Subordinated Global Fixed Rate Registered Security, Form of Subordinated Global Floating Rate Registered Security, Form of Subordinated Global Discount Registered Security or Form of Subordinated Global Zero Coupon Registered Security.

                              2.   Principal amount.

                              3.   Stated Maturity.

                              4.   Specified Currency (if other than U.S.
                                   dollars).

                              5.   If such Note is a Fixed Rate Note, the
                                   interest rate. If such Note is a Floating
                                   Rate Note, the following:

                                   a)   Whether such Note is a Regular Floating
                                        Rate Note, an Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note;

                                   b)   Interest Rate Basis or Bases (or the
                                        method of calculating the Interest Rate
                                        Basis or Bases);

                                   c)   Initial Interest Rate, if any;

                                   d)   Spread and/or Spread Multiplier, if any;

                                   e)   Interest Reset Dates;

                                   f)   Optional Reset Dates, if any;

                                   g)   Interest Reset Period;

                                   h)   Interest Payment Dates;

                                   i)   Index Maturity;

                                   j)   Interest Payment Period;

                                   k)   Calculation Agent (if other than The
                                        Bank of New York);

                                   l)   Exchange Rate Agent (if other than The
                                        Bank of New York);

                                   m)   Maximum Interest Rate, if any;

                                   n)   Minimum Interest Rate, if any; and

                                   o)   Interest Determination Dates.

                              6.   Optional Redemption Date(s), Initial
                                   Redemption Percentage, Annual Redemption
                                   Percentage Reduction and other redemption provisions, if any.

                              7.   Original Issue Date.

                              8.   Issue Price.

                              9. Original Issue Discount, if any, and Yield to Maturity, if applicable.

                              10. Agent's DTC participant account number and Agent's commission, determined as provided in

                                   Section 2 of the Distribution Agreement
                                   between the Issuer and such Agent.

                              11. Additional terms or provisions of such Note, if any.

                         B. The Issuer will assign a CUSIP number to the Global Security representing such Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or facsimile transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent. The Issuer will also notify the Agent of such CUSIP number by telephone as soon as practicable.

                         C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, such Agent and Standard & Poor's Corporation:

                              1.   The information set forth in Settlement
                                   Procedure "A" above.

                              2.   Numbers of the participant accounts
                                   maintained by DTC on behalf of the Trustee and the Agent.

                              3. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                              4. Initial Interest Payment Date for such Note, Regular Record Date and amount of interest payable on such Interest Payment Date.

                              5.   Interest Payment Period.

                              6.   CUSIP number of the Global Security
                                   representing such Note.

                              7. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                         D. The Issuer will deliver to the Trustee a pre-printed Global Security to represent such Note, in a form that has been approved by the Issuer, the Agents and the Trustee.

                         E. The Trustee will complete and authenticate the Global Security representing such Note.

                         F. DTC will credit such Note to the Trustee's participant account at DTC.

                         G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

                         H. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for any amount equal to the price of such Note.

                         I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" above will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                         J. The Trustee will credit to an account of the Issuer designated from time to time by the Issuer to the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G" above.

                         K. The Trustee will retain the Global Security representing such Note and will send a photocopy thereof to the Issuer by first-class mail. Monthly, the Trustee will send to the Issuer a written statement, setting forth (i) the principal amount of Notes Outstanding under the Indenture as of the date of such report, (ii) a brief description of any sales of which the Issuer has advised the Trustee but which have not yet been settled and (iii) a description of issuances and retirements of, payments on and other activity relating to the Notes during the related month.

                         L. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institution delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures    For orders of Book-Entry Notes solicited by an Agent,
Timetable:               as agent, and accepted by the Issuer for settlement on
                         the first Business Day after the sale date, Settlement
                         Procedures "A" through "L" above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                                SETTLEMENT
                                              PROCEDURE TIME

                         A    11:00 a.m. on the sale date
                         B    12:00 Noon on the sale date
                         C    2:00 p.m. on the sale date
                         D    3:00 p.m. on the sale date
                         E    9:00 a.m. on settlement date
                         F    10:00 a.m. on settlement date
                         G-H  2:00 p.m. on settlement date
                         I    4:45 p.m. on settlement date
                         J-L  5:00 p.m. on settlement date

                         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 p.m., respectively, on the second Business Day before the settlement date. Settlement Procedures "D" through "L" shall be completed as soon as possible thereafter but not later than the respective times (New York City time) set forth in the preceding table, except that Settlement Procedures "I" through "L" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                         If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:       If the Trustee fails to enter an SDFS deliver order
                         with respect to a Book-Entry Note pursuant to Settlement Procedure "G," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account.
                         DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global
                         Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global
                         Security to the Issuer. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP
                         Service Bureau customary procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange the Global Security for two
                         Global Securities, one of which shall represent such Book-Entry Note or Notes for which such withdrawal message has been processed and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global
                         Security.

                         If the purchase price for any Book-Entry Note is not timely paid to the applicable Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder or under the Distribution Agreement, the Issuer will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

                         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take such actions as it deems appropriate in accordance with its SDFS operating procedures then in effect in order to reverse the orders entered into DTC's Participant Terminal System pursuant to Settlement Procedures "H" and "G," respectively. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "E," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Postings:  The Issuer will periodically contact one or more Agents for recommended interest rates, coupons or spreads ("postings") with respect to Notes being offered. When the Issuer has determined or changed its postings with respect to Notes being offered, it will promptly advise the Agents. At such times as the Issuer is not posting, the Agents will not solicit firm offers but may record "indications of interest" only.

Pricing Supplements:     Within five Business Days after any sale of Notes, the
                         Issuer will file or transmit for filing with the Securities and Exchange Commission (the "Commission"), in compliance with Rule 424(b)(3) of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended, and Item 309 of Regulation S-T of the Commission, a copy of a pricing supplement to the Prospectus (as defined in the Distribution Agreement) relating to such Notes that reflects the applicable interest rates and other terms
                         (the "Pricing Supplement") and will deliver a copy of such Pricing Supplement to each of the Agents.

Suspension of            The Issuer may instruct the Agents to suspend
Solicitation,            solicitation of purchases of Book-Entry Notes at any
Amendment or             time. Upon receipt of such instructions, each Agent
Supplement:              will forthwith suspend such solicitations until such
                         time as it has been advised by the Issuer that such solicitations may be resumed. The Issuer will, consistent with its obligations under the Distribution
                         Agreement, promptly advise each Agent and the Trustee whether orders outstanding at the time such Agent suspends solicitation may be settled and whether copies of the Prospectus, as in effect at the time of the suspension, together with the appropriate Pricing
                         Supplement, may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus and Pricing
                         Supplement may not be so delivered.

Delivery of Prospectus:  A copy of the most recent Prospectus and of the applicable Pricing Supplement, if any, must be provided to a purchaser by the applicable Agent prior to or at the time of the earlier of (a) the written confirmation of a sale sent to a purchaser of Book-Entry Notes or his Agent, and (b) the date of settlement of any such Book-Entry Notes (see Settlement Procedures).

Advertising Costs:       The Issuer will determine with the Agents the amount
                         and nature of advertising that may be appropriate in offering the Notes. Advertising expenses approved in writing by the Issuer in connection with the solicitation of purchases of the Notes from the Issuer will be paid by the Issuer.

            PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

     The Trustee will serve as Security Registrar in connection with the Certificated Notes.

Issuance:                Each Certificated Note will be dated and issued as of
                         the date of its authentication by the Trustee. Each
                         Certificated Note will bear interest from the later of the Original Issue Date specified therein or from the most recent Interest Payment Date with respect to such Certificated Note (or Predecessor Security) to which interest has been paid or duly provided for (such later date being herein referred to as a "Certificated
                         Interest Accrual Date").

Registration:            Certificated Notes will be issued only in fully
                         registered form without coupons.

Transfers and Exchanges: A Certificated Note may be presented for transfer or exchange at the Corporate Trust Office of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical Terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:              Each Certificated Note will mature on a date not less
                         than nine months from the settlement date for such Note.

Denominations:           Certificated Notes will be issued in denominations of
                         $1,000 or any amount in excess thereof that is an integral multiple of $1,000 unless otherwise specified in the applicable Certificated Notes.

Interest:                General. Interest on each Certificated Note will accrue
                         from the Certificated Interest Accrual Date of such Note. In the case of a Certificated Note originally issued between a Regular Record Date and the related
                         Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest
                         Payment Date following the next Regular Record Date.
                         Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest
                         Payment Date or Maturity. See "Calculation of Interest" below. Interest will be payable to the Person in whose name a Certificated Note is registered on the Security
                         Register at the close of business on the Regular Record
                         Date next preceding the applicable Interest Payment
                         Date; provided, however, interest payable at Maturity will be payable to the Person to whom principal of such Certificated

                         Note is payable.

                         Regular Record Date. Unless otherwise specified in the applicable Certificated Note, the Regular Record Date with respect to Fixed Rate Certificated Notes shall be the April 30 or October 31, as the case may be, next preceding the applicable Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for Floating Rate Certificated Notes shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

                         Fixed Rate Certificated Notes. Unless otherwise specified in the applicable Certificated Note, interest payments on Fixed Rate Certificated Notes will be made semiannually on May 15 and November 15 of each year and at Maturity, subject to the exceptions specified in "Payments of Principal and Interest" below.

                         Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually of each year, as specified in the related Note, and at maturity. Unless otherwise specified in the applicable Certificated Note and subject to the exceptions specified in "Payments of Principal and Interest" below, interest will be payable, in the case of Floating Rate Certificated Notes which reset (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Certificated Note; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of each of the two months specified in the applicable Certificated Note; and (iv) annually, on the third Wednesday of the month specified in the applicable Certificated Note and, in each case, at Maturity.

Calculation of           Fixed Rate Certificated Notes. Unless otherwise
Interest:                specified in the applicable Certificated Note,
                         interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                         Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the applicable Notes. The Issuer and the Trustee will confirm the amount of the initial interest payment due on any Floating Rate Certificated Note for which the initial Interest Period is shorter or longer than the Index Maturity. Promptly after each Interest Determination Date for Floating Rate Certificated Notes, the Calculation Agent will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date. Unless otherwise specified in the applicable Certificated Note, interest will be calculated in the case of (a) CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR and Prime Rate Certificated Notes, on the basis of the actual number of days in the interest period and a 360-day year; and (b) CMT Rate or Treasury Rate Notes, on the basis of the actual number of days in the interest period and the actual number of days in the year.

Payments of Principal    The Trustee will pay the principal amount of each
and Interest:            Certificated Note at Maturity to the Person in whose
                         name such Note is registered upon presentation of such Note to the Trustee. Such payment, together with payment of interest due at Maturity of such Note, will be made in funds available for immediate use by the holder of such Note. Certificated Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee in accordance with the terms of the Indenture and returned to the Issuer. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note; provided, however, that the holder of $10,000,000 or more of Certificated
                         Notes paying interest on the same Interest Payment Date will be entitled to receive payment by wire transfer but only if appropriate payment instructions have been received in writing by the Trustee not later than the Regular Record Date or Special Record Date, as the case may be, for such payment. Following each Regular Record
                         Date and Special Record Date, the Trustee will furnish the Issuer with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated
                         Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. The
                         Trustee will provide monthly to the Issuer lists of principal and interest to be paid on Certificated Notes maturing in the next month. The Trustee will be responsible for determining the amount of withholding taxes on interest paid on Certificated Notes withholding such amount and obtaining appropriate documentation regarding such withholding, as required by applicable law. On the first

                         Business Day of each month, the Trustee will deliver to the Issuer by facsimile transmission a written statement, indicating the total principal amount of Outstanding Certificated Notes for which it serves as trustee as of the immediately preceding Business Day.

                         If any Interest Payment Date for a Fixed Rate Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Fixed Rate Certificated Note, the payment due on such Interest Payment Date will be made on the following day that is a Business Day with respect to such Fixed Rate Certificated Note, and no interest shall accrue on the amount payable on such Interest Payment Date for the period from and after such Interest Payment Date to such following day that is a Business Day.

                         If any Interest Payment Date for a Floating Rate Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Floating Rate Certificated Note; provided, however, that in the case of a Floating Rate Certificated Note which is a LIBOR Note, if such following day that is a Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day.

                         If any Interest Payment Date for a Floating Rate Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Floating Rate Certificated Note; provided, however, that in the case of a Floating Rate Certificated Note which is a LIBOR Note, if such following day that is a Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day.

Acceptance and           The Issuer has the sole right to accept offers to
Rejection of Offers:     purchase Certificated Notes and may reject any offer in
                         whole or in part. Each Agent may, in its discretion reasonably exercised, reject any offer to purchase
                         Certificated Notes received by it in whole or part.
                         Each Agent will advise the Issuer promptly by telephone or facsimile transmission of all offers to purchase
                         Certificated Notes received by such Agent, other than those rejected by it.

Settlement:              The receipt by the Issuer of immediately available
                         funds in exchange for an authenticated Certificated
                         Note delivered to the selling Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. Each offer accepted by the Issuer will be settled on the third Business Day following acceptance of such offer pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another day; provided, however, that the Issuer will notify the Trustee at least twenty-four hours prior to the time of settlement.

Settlement Procedures:   In the event of a purchase of Certificated Notes by one
                         or more of the Agents, as principal, appropriate settlement details, if different from those set forth below, will be set forth in an applicable Terms
                         Agreement to be entered into between such Agent or Agents and the Issuer pursuant to the Distribution
                         Agreement.

                         Settlement Procedures with regard to each Certificated Note sold by the Issuer through an Agent, as agent, shall be as follows:

                         A. Such Agent will advise the Issuer by facsimile transmission of the following settlement information:

                              1. Whether the form of such Certificated Note is the Form of Senior Definitive Fixed Rate Registered Security, Form of Senior Definitive Floating Rate Registered Security, Form of Senior Definitive Discount Registered Security, Form of Senior Definitive Zero Coupon Registered Security, Form of Subordinated Definitive Fixed Rate Registered Security, Form of Subordinated Definitive Floating Rate Registered Security, Form of Subordinated Definitive Discount Registered Security or Form of Subordinated Definitive Zero Coupon Registered Security.

                              2. Name in which such Note is to be registered (the "Registered Owner").

                              3. Address of the Registered Owner and address for payment of principal and interest.

                              4. Taxpayer identification or Social Security number of the Registered Owner (if available).

                              5.   Principal amount.

                              6.   Stated Maturity.

                              7.   Specified Currency (if other than U.S.
                                   dollars).

                              8.   If such Note is a Fixed Rate Note, the
                                   interest rate.

                                   If such Note is a Floating Rate Note, the following:

                                   a)   Whether such Note is a Regular Floating
                                        Rate Note, Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note;

                                   b)   Interest Rate Basis or Bases (or the
                                        method of calculating the Interest Rate
                                        Basis or Bases);

                                   c)   Initial Interest Rate, if any;

                                   d)   Spread and/or Spread Multiplier, if any;

                                   e)   Interest Reset Dates;

                                   f)   Optional Reset Dates, if any;

                                   g)   Interest Reset Period;

                                   h)   Interest Payment Dates;

                                   i)   Index Maturity;

                                   j)   Interest Payment Period;

                                   k)   Calculation Agent (if other than The
                                        Bank of New York);

                                   l)   Exchange Rate Agent (if other than The
                                        Bank of New York);

                                   m)   Maximum Interest Rate, if any;

                                   n)   Minimum Interest Rate, if any; and

                                   o)   Interest Determination Dates.

                              9.   Optional Redemption Date(s), Initial
                                   Redemption Percentage, Annual Redemption
                                   Percentage Reduction and other redemption provisions, if any.

                              10.  Original Issue Date.

                              11.  Issue Price.

                              12. Original Issue Discount, if any, and Yield to Maturity, if applicable.

                              13.  Agent's commission, determined as provided in
                                   Section 2 of the Distribution Agreement
                                   between the Issuer and such Agent.

                              14. Additional terms or provisions of such Note, if any.

                         B. The Issuer will advise the Trustee by telephone (confirmed in writing at any time on the same date) or facsimile transmission of the information set forth in Settlement Procedure "A" above and the name of such Agent.

                         C. The Issuer will deliver (if not previously delivered) to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Agents and the
                              Trustee:

                              1.   Note with customer confirmation.

                              2.   Stub One--For the Trustee.

                              3.   Stub Two--For the Agent.

                              4.   Stub Three--For the Issuer.

                         D. The Trustee will complete and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to such Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Issuer at the Trustee, in funds available for immediate use, of an amount equal to the price of such Note less Agent's commission. In the event that the instructions given by such Agent for payment to the account of the Issuer are revoked, the Issuer as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment and such Agent will return such Note to the Trustee.

                         E.   Such Agent will deliver such Note (with
                              confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                         F. The Trustee will retain Stub One and will send Stub Three to the Issuer by first-class mail. Monthly, the Trustee will send to the Issuer a written statement, setting forth (i) the principal amount of the Notes Outstanding under the Indenture as of the date of such report, (ii) a brief description of any sales of which the Issuer has advised the Trustee but which have not yet been settled and (iii) a description of issuances and retirements of, payments on and other activity relating to the Notes during the related month.

Settlement Procedures    For offers of Certificated Notes solicited by an Agent,
Timetable:               as agent, and accepted by the Issuer, Settlement
                         Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York
                         City time) set forth below:

                                                SETTLEMENT
                                              PROCEDURE TIME

                         A    3:00 p.m. on day before settlement date
                         B    4:00 p.m. on day before settlement date
                         C-D  2:15 p.m. on settlement date
                         E    3:00 p.m. on settlement date

                         F    5:00 p.m. on settlement date

Failure to Settle:       If a purchaser fails to accept delivery of and make
                         payment for any Certificated Note, the selling Agent will notify the Issuer and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such Note, the Issuer will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note.
                         Such wire transfer will be made on the settlement date, if possible, and in any event not later than the day following the settlement date. If the failure shall have occurred for any reason other than a default by the applicable Agent in the performance of its obligations hereunder and under the Distribution
                         Agreement, the Issuer will reimburse such Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and send such cancelled Note to the Issuer.

Procedure for Postings:  The Issuer will periodically contact one or more Agents for recommended postings with respect to Certificated Notes being offered. When the Issuer has determined or changed its postings with respect to Certificated Notes being offered, it will promptly advise the Agents. At such times as the Issuer is not posting, the Agents will not solicit firm offers but may record "indications of interest" only.

Pricing Supplements:     Within five Business Days after any sale of
                         Certificated Notes, the Issuer will file or transmit for filing with the Commission in compliance with Rule
                         424(b)(3) of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended, and Item 309 of Regulation S-T of the Commission, a copy of a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver a copy of such Pricing Supplement to each of the Agents.

Suspension of            The Issuer may instruct the Agents to suspend
Solicitation,            solicitation of purchases of Certificated Notes at any
Amendment or             time. Upon receipt of such instructions, each Agent
Supplement:              will forthwith suspend such solicitations until such
                         time as it has been advised by the Issuer that such solicitations may be resumed. The Issuer will, consistent with its obligations under the Distribution

                         Agreement, promptly advise each Agent and the Trustee whether orders outstanding at the time such Agent suspends solicitation may be settled and whether copies of the Prospectus, as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Delivery of Prospectus:  A copy of the most recent Prospectus and of the applicable Pricing Supplement, if any, must be provided to a purchaser by the applicable Agent prior to or at the time of the earlier of (a) the written confirmation of a sale sent to a purchaser of Certificated Notes or his agent and (b) the delivery of any such Certificated Notes to a purchaser or his agent (see Settlement Procedures).

Advertising Costs:       The Issuer will determine with the Agents the amount
                         and nature of advertising that may be appropriate in offering the Certificated Notes. Advertising expenses approved in writing by the Issuer in connection with the solicitation of purchases of Certificated Notes from the Issuer will be paid by the Issuer.

                                   APPENDIX I

                          FORM OF OFFICER'S CERTIFICATE

                        OCCIDENTAL PETROLEUM CORPORATION

     I, [name], [title] of Occidental Petroleum Corporation, a Delaware corporation (the "Company"), pursuant to Section 5(c) of the Distribution Agreement, dated April 21, 2005 (the "Distribution Agreement"), between the Company and each of Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Agents"), relating to the offering from time to time by the Company directly or through or to the Agents of up to U.S. $1,500,000,000 aggregate offering price of Medium-Term [Senior] [Subordinated] Notes, Series [D] [A], of the Company, hereby certify on behalf of the Company that:

     1. Except as contemplated in the Prospectus (as defined in the Distribution Agreement) or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document (as defined in the Distribution Agreement), since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, there has not been any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole.

     2. The representations and warranties of the Company contained in Section 1(a) of the Distribution Agreement (other than Section 1(a)(vi) thereof) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof;

     3. The Company has complied with all agreements and satisfied all conditions required by the Distribution Agreement or the appropriate Indenture (as defined in the Distribution Agreement) on its part to be performed or satisfied at or prior to the date hereof; and

     4. No stop order suspending the effectiveness of the Registration Statement (as defined in the Distribution Agreement) has been issued and, to the best of my knowledge, no proceedings for that purpose have been initiated or threatened by the Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have hereunto signed my name this ____________ day of
____________.


                                   By:
                                      ------------------------------------------
                                       Name:
                                       Title:

                                   APPENDIX II

                       FORM OF RELIANCE LETTER OF COUNSEL

                                     [Date]

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

J.P. Morgan Securities Inc. 270 Park Avenue, 8th Floor
New York, NY 10017

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036


          Re: Occidental Petroleum Corporation Medium-Term [Senior] [Subordinated] Notes, Series [D] [A]


Dear Ladies and Gentlemen:

     I have delivered an opinion to you, dated April 21, 2005, as counsel to Occidental Petroleum Corporation (the "Company"), pursuant to Section 5(a) of the Distribution Agreement, dated April 21, 2005 (the "Distribution Agreement"), between the Company and each of Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated. You may continue to rely upon such opinion as if it were dated as of this date, except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus (as such terms are defined in the Distribution Agreement) as amended and supplemented to this date.

     This letter is delivered to you pursuant to Section 6(b) of the Distribution Agreement.


                                   Very truly yours,